EXHIBIT 5.

                                  The Law Offices of
                                Brenda Lee Hamilton, P.A.
                          555 South Federal Highway, Suite 400
                               Boca Raton, Florida 33432
                                    (561)416-8956
                               ________________________
                               Facsimile: (561)416-2855
                               E-mail:lawrocks@aol.com

December 22, 1999


Board of Directors
c/o Kim Naimoli
3045 Corporation
3045 North Federal Highway, Suite 60
Fort Lauderdale, Florida 33306

Re: Shares to be Registered on Form SB-2 (the "Shares")

Dear Ms. Naimoli:

               We have acted as counsel for 3045 Corporation, a Florida corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the issuance of the Shares described in the prospectus of the Company dated December 22, 1999 (the "Prospectus"), contained in the Registration Statement on Form SB-2 of the Company.
               In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:
(a)      Articles of Incorporation of the Company, as amended to date;
(b)      By-laws of the Company, as amended to date;
               (c) Certificates from the Secretary of State of the State of Florida, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Florida;
(d)      Share Certificate of the Company;
(e)      The Registration Statement and all exhibits thereto;
               (f) Questionnaires completed and signed by all officers and directors of the Company.
               In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies. Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, without par value, of which there are outstanding 1,037,000 shares (including the Shares), and 10,000,000 shares of Preferred Stock, without par value, of which none are outstanding. Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company. In addition, we have participated in conferences with representatives of the Company and accountants for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than the caption "Description of Securities"), we advise you that on the basis of foregoing, we have no reason to believe that either the Registration Statement or the Prospectus, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement or Prospectus as to which we are not called upon to and do not express any opinion). I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.
                                                            Very truly yours,

                                                           /s/ Kristen Thomas

                                                          Kristen Thomas, Esq.
                                                            For the Firm